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                                                                   EXHIBIT 10.58

                         AMENDMENT TO SERVICE AGREEMENTS

      THIS AMENDMENT ("Amendment") entered into this 30th day of June by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as Seller, first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as Buyer, second party,

                              W I T N E S S E T H:

      WHEREAS, Seller and Buyer entered into that certain Service Agreement dated January 30, 2004 under Seller's Rate Schedule WSS-OA pursuant to which Seller provides storage service to Buyer from its Washington Storage Field up to a total Storage Capacity Quantity of 2,734,180 dt and a maximum daily Storage Demand Quantity of 32,167 dt (Seller's Contract No. 9012466), and Seller and Buyer entered into that certain Service Agreement dated April 1, 2001 under Seller's Rate Schedule WSS-OA pursuant to which Seller provides storage service to Buyer from its Washington Storage Field up to a total Storage Capacity Quantity of 6,392,383 dt and a maximum daily Storage Demand Quantity of 75,206 dt (Seller's Contract No. 1038399) (such Service Agreements hereinafter referred to individually as "Service Agreement #9012466" and "Service Agreement #1038399", respectively, and collectively as the "Service Agreements"); and

      WHEREAS, Section 22 of the General Terms and Conditions of Seller's FERC Gas Tariff ("Section 22") permits Seller and Buyer to mutually agree to consolidate (and terminate, as necessary) multiple service agreements into a single service agreement provided certain conditions are satisfied; and

      WHEREAS, Buyer has requested to consolidate the Service Agreements, and Seller has determined that such consolidation is permitted under Section 22; and

      WHEREAS, Seller and Buyer have agreed to accomplish that consolidation by amending Service Agreement #9012466 to include Buyer's Storage Demand Quantity and Buyer's Storage Capacity Quantity from Service Agreement # 1038399 and terminating Service Agreement #1038399, all to be effective on as of July 1, 2004

NOW, THEREFORE, Seller and Buyer agree as follows:

  1. Effective 9:00 a.m. Central Clock Time on July 1, 2004, Article I of Service Agreement #9012466 is hereby deleted in its entirety and replaced by the following:

                                   "ARTICLE I
                             SERVICE TO BE RENDERED

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            Subject to the terms and provisions of this agreement and of
      Seller's Rate Schedule WSS-Open Access, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

            To withdraw from storage up to a maximum quantity on any day of 107,373 dt, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule WSS-Open Access.

            To receive and store up to a total quantity at any one time of 9,126,563 dt, which quantity shall be Buyer's Storage Capacity Quantity. "

2. Except as specifically amended hereby, all of the terms and conditions of Service Agreement #9012466 shall remain in full force and effect.

3. Effective 9:00 a.m. Central Clock Time on July 1, 2004, Service Agreement #1038399 is hereby terminated, and shall be of no further force or effect from and after that date. Termination of Service Agreement #1038399 as set forth herein shall not relieve either party of rights, duties or obligations under Service Agreement #1038399 that accrue during or relate to the period prior to the termination date..

      IN WITNESS WHEREOF, the parties hereto have this Amendment to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINTENAL GAS PIPE                            PIEDMONT NATURAL GAS
LINE CORPORATION ("Seller")                          COMPANY, INC. ("Buyer")

By /s/ Frank J. Ferazzi                              By /s/ Franklin H. Yoho
   ---------------------------                          ---------------------
   Frank J. Ferazzi                                  Franklin H. Yoho
   Vice President                                    Senior Vice President